Exhibit (17)(a)

SCAN TO VIEW MATERIALS & VOTE FIRST EAGLE ALTERNATIVE CAPITAL BDC, INC. VOTE BY INTERNET—Before The Meeting—Go to www.proxyvote.com or scan 500 BOYLSTON STREET, SUITE 1200 the QR Barcode above BOSTON, MA 02116 Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D94594-S59582 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY FIRST EAGLE ALTERNATIVE CAPITAL BDC, INC. The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 1. To adopt the Agreement and Plan of Merger, dated as of October 3, 2022, by and among Crescent Capital BDC, Inc., Echelon Acquisition Sub, Inc., Echelon Acquisition Sub LLC, FCRD, and Crescent Cap Advisors, LLC, and approve the transactions contemplated thereby, including the Mergers (as defined in the Notice of Special Meeting of Stockholders) (such proposal collectively, the “Merger Proposal”); 2. To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies, in the event that there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. D94595-S59582 FIRST EAGLE ALTERNATIVE CAPITAL BDC, INC. Special Meeting of Stockholders March 7, 2023 at 11:00 AM EST This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Jennifer Wilson and Sabrina Rusnak-Carlson, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of FIRST EAGLE ALTERNATIVE CAPITAL BDC, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 11:00 AM EST on March 7, 2023, at the offices of FIRST EAGLE ALTERNATIVE CAPITAL BDC, INC, located at 500 Boylston Street, Suite 1200, Boston, MA 02116, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side